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                                                                    EXHIBIT 99.2

                                                                 REVOCABLE PROXY


MOXHAM BANK CORPORATION


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Daniel S. Glosser, Richard E. Hayes and John F. Yerger as proxies, each with the power to appoint his substitute, and hereby authorizes said proxies to represent and to vote, as designated on the reverse hereof, all shares of common stock of Moxham Bank Corporation held of record by the undersigned at the close of business on May 10, 1996 at the Special Meeting of Stockholders to be held on June 25, 1996 or at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote on such matters as may properly come before the meeting.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL DESCRIBED BELOW.



Adoption and approval of an Agreement and Plan of Reorganization dated as of January 12, 1996 by and between BT Financial Corporation and Moxham Bank Corporation.



                                For         Against         Abstain
                                [ ]           [ ]             [ ]


                                      Please sign EXACTLY as your name appears on this card. When signing as trustee, executor, etc., title should be so stated. If shares are held jointly, only one signature is required. If a Corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized persons.

                                      Dated:                             , 1996
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                                               Authorized Signature(s)

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                                                        Title